EXHIBIT 24.1

REXAHN PHARMACEUTICALS, INC.

Power of Attorney

NOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Chang H. Ahn and Tae Heum Jeong, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned, and in their respective names as officers and as directors of the Corporation, the Registration Statement on Form S-3 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to $60,000,000 of (i) the Corporation’s common stock, $0.0001 par value per share (“Common Stock’), (ii) the Corporation’s preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) the Corporation’s debt securities, (iv) warrants to purchase shares of Common Stock or Preferred Stock or (v)  any combination of common stock, preferred stock, warrants or debt securities, any amendments to such Registration Statement (including post-effective amendments) and any Registration Statement relating to such Registration Statement under Rule 462, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Name and Title	Date

/S/ CHANG H. AHN, Ph.D.	July 28, 2008

Chang H. Ahn, Ph.D.
Chairmanof the Board, Chief Executive Officer and Director

/S/ TAE HEUM JEONG	July 28, 2008

Tae Heum Jeong
Chief Financial Officer, Secretary and Director

/S/ CHARLES BEEVER	July 25, 2008

Charles Beever
Director

/S/ KWANG SOO CHEONG	July 25, 2008

Kwang Soo Cheong
Director

/S/ FREDDIE ANN HOFFMAN	July 28, 2008

Freddie Ann Hoffman
Director

/S/ Y. MICHELE KANG	July 28, 2008

Y. Michele Kang
Director

/S/ DAVID McINTOSH	July 29, 2008

David McIntosh
Director